SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 30, 2002

quepasa.com, inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-25565 (Commission File Number)	86-0879433 (IRS Employer I.D. Number)

410 N. 44th Street, Suite 450
Phoenix, Arizona 85008
(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 231-9002

5150 North 16th Street, Suite B-145
Phoenix, Arizona 85016
(Former name or former address, if changed since last report)

ITEM 5.    OTHER INFORMATION

On October 30, 2002, the Registrant closed its previously announced Share Exchange Agreement with Vayala Corporation, issuing 10 million shares of its common stock to acquire all of the outstanding shares of Vayala. The Registrant also undertook to issue (i) up to an additional 22,000,000 shares and (ii) stock options exercisable to purchase up to 65,000,000 shares at $.0001 per share conditioned upon Vayala meeting certain performance criteria. Vayala is an affiliated company by virtue of the fact that Jeffrey S. Peterson, Michael Silberman and Brian Lu, directors of the Registrant, were principal stockholders and/or executive officers and directors of Vayala.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:

10.1    Definitive Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

quepasa.com, inc.
(Registrant)

By:	/s/ Jeffrey S. Peterson
Jeffrey S. Peterson, Chief Executive Officer

Dated:  November 5, 2002